UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2024

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive, North Reading, MA	01864
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 370-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.125 per share	TER	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This current report on Form 8-K/A (this “Amendment”) amends the current report on Form 8-K filed by Teradyne, Inc. (the “Company”) with the Securities and Exchange Commission on November 15, 2023 (the “Original 8-K”). The sole purpose of this Amendment is to update the disclosure under “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of the Original 8-K to include additional disclosure regarding Charles J. Gray’s compensation arrangements that were not determined or available at the time of the Original 8-K. No other changes are being made to the Original 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced in the Original 8-K, on November 14, 2023 Mr. Gray notified the Company of his intent to retire as Vice President and General Counsel of the Company effective February 2, 2024 (the “Effective Date”). In connection therewith, on January 25, 2024, Teradyne entered into an Executive Officer Agreement with Mr. Gray (the “Agreement”). Pursuant to the terms of the Agreement, Mr. Gray’s previously granted and unvested equity awards will continue to vest as follows: (i) any unvested, time-based restricted stock units granted before the Effective Date shall continue to vest through February 2, 2027 (the “Non-Competition Period”); (ii) any unvested stock options granted before the Effective Date shall continue to vest during the Non-Competition Period; and (iii) any vested stock options as of the Effective Date or stock options that become vested during the Non-Competition Period may be exercised for the remainder of the applicable option term. In addition, any unvested, performance-based restricted stock units as of the Effective Date shall continue to vest pursuant to the terms of the relevant award agreements. Mr. Gray is also eligible to receive any variable compensation and profit-sharing payments for the fiscal year 2023 period at the time such payments are paid out to other employees in the normal course as if he continued to be employed as of the applicable payment date.

In the Agreement, Mr. Gray agreed to be bound by non-competition and non-solicitation restrictions through February 2, 2027 and to enter into an employment release. The Agreement also includes additional standard terms and conditions relating to Mr. Gray’s separation from the Company.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Executive Officer Agreement, dated January 25, 2024, between Teradyne Inc. and Charles J. Gray

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: January 29, 2024	By:	/s/ Sanjay Mehta
	Name:	Sanjay Mehta
	Title:	V.P., Chief Financial Officer and Treasurer